Exhibit 10.8

EnCap Investments L.P.
9651 Katy Freeway, Suite 600
Houston, TX 77024

August 21, 2023

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
Attention: Robert J. Anderson

Re:    Project Basketball
Ladies and Gentlemen:
Reference is made to (i) that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), Earthstone Energy Holdings, LLC, a Delaware limited liability company, Permian Resources Corporation, a Delaware corporation (“Permian”), Permian Resources Operating, LLC, a Delaware limited liability company, Smits Merger Sub I Inc., a Delaware corporation and direct wholly owned subsidiary of Permian, and Smits Merger Sub II LLC, a Delaware limited liability company and direct wholly owned subsidiary of Permian (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), and (ii) that certain Voting and Support Agreement, dated as of the date hereof, by and among Earthstone, Permian, EnCap Energy Capital Fund VIII, L.P., a Texas limited partnership (“EnCap Fund VIII”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold Energy”), EnCap Energy Capital Fund XI, L.P., a Texas limited partnership (“EnCap Fund XI,” and together with EnCap Fund VIII and Bold Energy, collectively, the “EnCap Funds”), and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Support Agreement,” and together with the Merger Agreement, the “Transaction Agreements”).
In connection with the transactions contemplated by the Transaction Agreements and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the EnCap Funds and Earthstone hereby agrees as follows:
1.    Trustee Appointment.
(a)    Prior to the consummation of the transactions contemplated by the Merger Agreement (the “Merger”), the EnCap Funds agree to appoint a trustee (the “Trustee”) to exercise any voting rights attached to the shares of Class A common stock of Permian and shares of Class C Common stock of Permian (collectively, the “Permian Shares”) to be received by the EnCap Funds in connection with the consummation of the Merger.  The EnCap Funds shall take reasonable steps to ensure that the Trustee is independent of the EnCap Funds and Earthstone.
(b)    The EnCap Funds shall (i) grant to the Trustee the sole right to exercise any voting rights attached to the Permian Shares and (ii) direct the Trustee to vote the Permian Shares in an amount and in a manner proportional to the vote of all other Permian shareholders entitled to vote on a particular matter; provided, however, EnCap shall not be required to give the Trustee the power and authority to sell the Permian Shares.
2.    Board Designation. The EnCap Funds hereby expressly acknowledge and agree that the EnCap Funds will not request that a representative of the EnCap Funds be designated as a member of the board of directors of Permian upon consummation of the transactions contemplated by the Merger Agreement.
3.    Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles of such state.
4.    Assignments. This letter agreement is solely for the benefit of the parties hereto and shall not be assignable by any party without the prior written consent of the other parties.
5.    Counterparts. This letter agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement. Delivery of an executed signature page of this letter agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this letter agreement.
6.    Binding Effect. This letter agreement shall be binding upon, and will inure to the benefit of, the parties and their respective successors and permitted assigns.
7.    Further Assurances. The parties hereto agree to take all such further actions and execute, acknowledge and deliver all such further documents, instruments or agreements as may be reasonably necessary to further effectuate the transactions contemplated by this letter agreement.
8.    Amendments. This letter agreement may be amended and the observance of any provision may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the mutual written consent of the parties hereto.
9.    Severability. In case any one or more of the provisions contained in this letter agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, to the fullest extent permitted by applicable law, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.
*    *    *    *

If you are in agreement with the above, please countersign the enclosed copy of this letter agreement and return it to us.
Very truly yours,

ENCAP FUNDS:

ENCAP ENERGY CAPITAL FUND VIII, L.P.,
a Texas limited partnership

By:    EnCap Equity Fund VIII GP, L.P.,
    its general partner

By:    EnCap Investments L.P.,
    its general partner

By:    EnCap Investments GP, L.L.C.,
    its general partner

By:    /s/ Douglas E. Swanson, Jr.______________
Name:    Douglas E. Swanson, Jr.
Title:        Managing Director

BOLD ENERGY HOLDINGS, LLC
a Texas limited liability company

By:    EnCap Energy Capital Fund IX, L.P.,
    its sole member

By:    EnCap Equity Fund IX GP, L.P.,
    its general partner

By:    EnCap Investments L.P.,
    its general partner

By:    EnCap Investments GP, L.L.C.,
    its general partner

By:     /s/ Douglas E. Swanson, Jr.
Name: Douglas E. Swanson, Jr.
Title: Managing Director
Signature Page to Side Letter

ENCAP ENERGY CAPITAL FUND XI, L.P.,
a Texas limited partnership

By:    EnCap Equity Fund XI GP, L.P.,
    its general partner

By:    EnCap Equity Fund IX GP, LLC,
    its general partner

By:    EnCap Investments L.P.,
    its sole member

By:    EnCap Investments GP, L.L.C.,
    its general partner

By:     /s/ Douglas E. Swanson, Jr.________________
Name: Douglas E. Swanson, Jr.
Title: Managing Director

Signature Page to Side Letter

Acknowledged and Agreed as of the
date first above written.

EARTHSTONE ENERGY, INC.

By:    /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: President and Chief Executive Officer

Signature Page to Side Letter